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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                  April 3, 2002
                ------------------------------------------------
                Date of report (Date of Earliest Event Reported)




                        FBR ASSET INVESTMENT CORPORATION
             (Exact name of Registrant as specified in Its Charter)




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
           VIRGINIA                           01-15049                    54-1873198
--------------------------------      ------------------------      ---------------------
(State or other jurisdiction of       (Commission File Number)         (I.R.S. Employer
        incorporation)                                                Identification No.)
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     Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209
     ----------------------------------------------------------------------
             (Address of principal executive offices and zip code)



                                 (703) 469-1000
               --------------------------------------------------
               Registrant's telephone number, including area code


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ITEM 5.    OTHER EVENTS.

        This report contains as an exhibit the Underwriting Agreement between FBR Asset Investment Corporation (the "Company"), on the one hand, and Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company, Incorporated, Advest, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Flagstone Securities, LLC, as Representatives for the Underwriters listed in
Schedule I thereto, on the other hand, in connection with (1) the sale of 4,000,000 shares of the Company's common stock, $0.01 par value per share, and
(2) the grant of an option to purchase all or any part of 600,000 additional shares of common stock to cover over-allotments, if any, pursuant to the Company's Prospectus Supplement dated April 3, 2002, and accompanying base Prospectus dated January 28, 2002, included as part of the Registration Statement on Form S-3 (No. 333-76906) filed with the Securities and Exchange Commission on January 17, 2002 and as amended on January 22, 2002.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

           (c)       Exhibits

           Exhibit 1.1 Underwriting Agreement between FBR Asset Investment Corporation, on the one hand, and Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company, Incorporated, Advest, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Flagstone Securities, LLC, as Representatives for the Underwriters listed in Schedule I thereto, on the other hand.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FBR ASSET INVESTMENT CORPORATION


Date: April 5, 2002            By:             /s/ Kurt R. Harrington
                                    --------------------------------------------
                                               Kurt R. Harrington
                                               Chief Financial Officer


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                                LIST OF EXHIBITS

1.1 Underwriting Agreement between FBR Asset Investment Corporation, on the one hand, and Friedman, Billings, Ramsey & Co., Inc., Stifel, Nicolaus & Company, Incorporated, Advest, Inc., BB&T Capital Markets, a division of Scott & Stringfellow, Inc., and Flagstone Securities, LLC, as Representatives for the Underwriters listed in Schedule I thereto, on the other hand.